SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2014

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

751Pine Ridge Road, Golden, Colorado 80403
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-295-6297

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .☐ Written communications pursuant to Rule 425 under the Securities Act

      .☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On March 7, 2014 Strategic Environmental & Energy Resources, Inc ("the Company or SEER") announced that its subsidiary, Paragon Waste Solutions, LLC ("PWS") has entered into licensing agreements for its CoronaLux™ Waste Systems which represents approximately $1 million in licensing fees. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated March 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc.

By:	/s/ J. John Combs III
Name:	J. John Combs III
Title:	Chief Executive Officer